Exhibit 10.1

AMENDED AND RESTATED LICENSE AGREEMENT

THIS AGREEMENT is dated the 20th day of May, 2014,

B E T W E E N:

MOTHER PARKER'S TEA & COFFEE INC., a corporation organized and existing under the laws of the Province of Ontario, Canada and its Affiliates (hereinafter referred to as "MP")

- and -

JAMMIN JAVA CORP., a corporation organized and existing under the laws of state of Nevada (hereinafter referred to as "JJ") (MP and JJ may hereinafter be referred to individually as a “Party” and collectively as the “Parties”)

WHEREAS:

A.	MP is engaged in, inter alia, the manufacture, distribution and sale of single serve beverage capsules;

B.
MP and JJ entered into a License Agreement dated October 13, 2011 (as amended, modified and revised from time to time, hereinafter referred to as the “Prior Trademark License Agreement”), which is amended, restated and superseded in its entirety by this Amended and Restated License Agreement dated May [ ], 2014 (the “Agreement”), whereby JJ is among other things, granting to MP the right and license to use the Trademarks as hereinafter defined in connection with the manufacture, distribution, processing, packaging and sale of the Products as hereinafter defined, using the Trademarks in accordance with the terms and conditions contained herein;

C.	JJ is the registered owner or licensee of the Trademarks and has full right and authority to enter into this Agreement with MP;

D.	MP and JJ have entered into a non-disclosure agreement dated June 24, 2011, a copy of which is attached hereto as Schedule "A"; and

E.
The Parties have agreed to amend and expand their business relationship and wish to define their respective rights and obligations and other terms and conditions concerning their relationship in this Agreement, which shall substitute for and supersede the Prior Trademark License Agreement.

IN CONSIDERATION of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

INTERPRETATION AND SCHEDULES

1.1	Definitions.

Unless the context shall otherwise require, in this Agreement the following terms have the following meanings:

(a)
"Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person. A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(b)
"Business Day" means any day other than a Saturday, a Sunday or any other day on which the principal commercial banks located in the City of Toronto are not open for business during normal business hours;

(c)
"Change of Control" means the transfer or issue by sale, assignment, subscription, transmission on death, mortgage, charge, security interest, operation of law or otherwise, of any shares, acting rights or interest which would result in any change in the effective Control of a corporation or the sale of all or substantially all of the assets of a corporation.

(d)
"Claim" means claim, demand, action, cause of action, damage, loss, cost, liability or expense (excluding indirect, special, consequential and incidental damages and loss of profits), and all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement.

(e)
"Confidential Information" shall mean financial, business, operational and other information pertaining to each Party and its business and its directors, officers, shareholders, employees and agents which is confidential or proprietary in nature, whether in written form, on computer disks or other forms of electronic storage, containing or based on, in whole or in part, such information whether marked “Confidential” or otherwise reasonably constituting confidential or proprietary information of the other Party.   Notwithstanding anything to the contrary contained in this definition, Confidential Information shall not include (i) information which is within the public domain at the date of its disclosure to the receiving Party or which thereafter enters the public domain through no fault of the receiving Party (but only after it becomes part of the public domain), (ii) information which becomes available to the receiving Party on a non-confidential basis from a source other than the disclosing Party provided that such source is not bound by a confidentiality agreement or other confidentiality obligations, and(iii) information which the receiving Party is required by law to disclose provided, however, that the receiving Party shall notify the disclosing

Party before any such disclosure and shall give the disclosing Party a reasonable opportunity to obtain a protective order or other form of protection prior to disclosure;

(f)
"Control" of a corporation or other entity is held by a Person where securities of the corporation or other entity to which are attached more than 50% of the votes that may be cast to elect directors or persons acting in a similar capacity of the corporation or other entity are held, other than by way of security only, by or for the benefit of such Person;

(g)
"Governmental Authority" means any national, multi-national, federal, provincial, state, municipal, local or other government, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government;

(h)	"License" means the license granted by JJ to MP permitting MP to use the Trademarks and other rights in accordance with the terms and conditions contained herein;

(i)	"License Fee" means the fee payable to JJ for granting the license hereunder to MP to use the Trademarks;

(j)
"Licensed Trademarks" means those Trademarks that are used by JJ but owned by another party and which are necessary to the operation of the business of JJ as presently conducted and is intended to be conducted throughout the Term of this Agreement, particulars of which are set out in Schedule "B";

(k)
"Person" means any natural person, corporation, division of a corporation, partnership, joint venture (which includes a co-ownership), association, company, estate, unincorporated organization, trust, government or Governmental Authority;

(l)	"Product" means single serve hard capsules (which, for greater certainty excludes single serve soft pods);

(m)	"Term" shall have the meaning attributed thereto in Section 6.1;

(n)	"Territory" means the geographic territory for which JJ has granted the License and in which MP may sell the Product, being Canada, the United States of America and Mexico; and

(o)
"Trademarks" means the trademarks owned by JJ, the Licensed Trademarks and any trademark or trademarks owned by or licensed to JJ which may be added to Schedule B from time to time in accordance with this Agreement.

1.2           Construction.

In this Agreement, except as otherwise expressly provided:

(a)
all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require, and the verb shall be read and construed as agreeing with the required word and pronoun;

(b)
the division of this Agreement into Articles and Sections is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement and all references to Articles or Sections are references to Articles or Sections of this Agreement;

(c)
when calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference day in calculating such period shall be excluded. If the last day is not a Business Day, the period in question shall end on the next Business Day;

(d)	all dollar amounts are expressed in United States funds unless otherwise specifically noted; and

(e)	the words "including" shall be interpreted to mean "including without limitation".

1.3           Schedules. The following are the schedules to this Agreement and form a part hereof;

Schedule A       Non-Disclosure Agreement

        Schedule B      Trademarks (listed separately for owned, licensed and sublicensed Trademarks)

        Schedule C        Letter of Intent (“LOI”) between MP and JJ. Notwithstanding that the LOI is a non-binding agreement, both Parties hereby acknowledge and agree that the terms and conditions as set out in the LOI are now firm and binding, as set forth herein and in the Subscription Agreement between the Parties.

ARTICLE 2

LICENSE

2.1           License.

Upon and subject to the terms of this Agreement, JJ hereby grants to MP the sole and exclusive right to manufacture, create, develop, process, package, label, distribute, market and directly or indirectly sell the Product, or to cause any of its Affiliates to do any of the same, within the Territory under the License. JJ has agreed to License the Trademarks to MP and to grant the rights hereunder to MP in consideration for the Licensing Fee. JJ shall cause all of its Affiliates and related entities and persons to comply with the exclusivity provisions of this Agreement.  MP shall not sell or distribute Product by any direct marketing methods, including, without limitation, television, infomercials (DRTV) or direct mail, without the prior written approval of JJ (and where applicable its licensor). Notwithstanding the foregoing, JJ hereby confirms and acknowledges that MP has the right to directly or indirectly sell or distribute the Product through retail channels, including but not limited to, Amazon, ECS, etc.  The rights granted herein do not include the rights in or to any images, persona, photographs or other copyrighted works of or relating to Robert Marley, aka Bob Marley. MP understands that JJ has not authorized MP to use any musical composition, song lyrics, song titles, master recording, audio-visual recording, video and/or motion picture in connection with Product and/or in connection with any advertising or promotional material used to advertise or promote the sale of Product. Notwithstanding the foregoing or anything to the contrary set out in this Agreement, JJ hereby acknowledges and agrees that MP has the right to use any copyrighted work or portion thereof, including but not limited to, images, song lyrics, song titles, etc., in connection with materials used to advertise or promote the sale of Product to the extent that such copyrighted work or portion thereof is incorporated in the Product, and JJ has authorized its use by MP.  All Product shall bear at least one Trademark and, save and except for co-branding with MP’s capsule trademarks, no Product shall be sub-branded, co-branded or sold or otherwise distributed under any marks other than the Trademarks. All rights in and to the Trademarks not specifically granted and licensed to MP hereunder are hereby reserved by JJ (or its licensor) and JJ (or its licensor) may exercise such rights at any time.

2.2           Use of the Trademarks.

MP shall display the Trademarks with notices or legends, reasonably prescribed from time to time by JJ or as otherwise may be necessary, to identify JJ (or its licensor) as the owner of the Trademarks, MP as a licensee of the Trademarks, and the use thereof as a licensed use.

JJ shall promptly notify MP in the event that JJ creates or obtains new trademarks, logos or designs that relate to or are developed in connection with the Product, and the same shall be immediately incorporated by reference into the definition of Trademarks and corresponding Schedule to this Agreement and the Agreement shall be amended accordingly.

2.3           Infringement or Unfair Competition.

Each of MP and JJ covenants and agrees to give notice to the other of any claim or demand made to it alleging an infringement or conflict with JJ's rights, and MP's rights hereunder, in connection with any of the Trademarks.

JJ (or its licensor) may take whatever action if deems necessary or desirable to protect the validity and strength of its Trademarks at its sole expense. MP agrees to comply with reasonable requests made by JJ (or its licensor) for assistance in connection with any action with respect to the Trademarks.

2.4           Interest in the Trademarks.

MP acknowledges and agrees that:

(a)
nothing in this Agreement conveys to or confers on MP any right, title or interest in any of the Trademarks, except the right to use the Trademarks in accordance with and upon and subject to the terms of this Agreement;

(b)	the Trademarks are and remain and shall remain the sole property of JJ or where applicable, its licensor;

(c)	any and all use by MP of the Trademarks shall accrue and ensure to the benefit of JJ and where applicable, its licensor; and

(d)
without JJ's prior written consent (and where applicable, the consent of JJ’s licensor), MP shall not, nor shall it cause any appointed agent, to effect any registration of any of the Trademarks or any of JJ's rights under this Agreement, in any public or governmental office.

2.5           No Contest.

MP agrees that it will not, during the term of this Agreement or thereafter, dispute or contest, directly or indirectly, the validity or enforceability of the Trademarks, nor counsel, procure or assist anyone else to do any of the foregoing.

2.6           JJ's Representations and Warranties Regarding Trademarks.

JJ represents, warrants and covenants to MP that as of the date hereof and throughout the Term:

(a)	except for the Licensed Trademarks, JJ holds the entire right, title and interest in and to all of the Trademarks;

(b)
with respect to the Licensed Trademarks, JJ has a written contract with the person who owns or controls the right, title and interest in and to such Licensed Trademarks (“Owner”) wherein such Owner has agreed to license them to JJ upon such terms and conditions as will enable JJ to perform and abide by all of its obligations under this Agreement;

(c)
except for the Licensed Trademarks, JJ has the exclusive and unfettered right to use the Trademarks except to the extent JJ has licensed or sublicensed others to use the Trademarks, which licenses and sublicenses are listed in Schedule B which in each case constitute non-exclusive licenses or sublicenses and do not infringe upon the License and rights granted to MP hereunder;

(d)
except for the Licensed Trademarks, the Trademarks have been duly registered or applications to register the same have been filed in the national or regional intellectual property offices, as the case may be, for all jurisdictions in which sale and/or distribution of products making use of the Trademarks has been authorized by JJ, and any such applications or registrations are in good standing;

(e)
with respect to the Licensed Trademarks, JJ has a written contract with the Owner that provides that the Licensed Trademarks have been duly registered or applications to register the same have been filed in the national or regional intellectual property offices, as the case may be, for all jurisdictions in which the sale and/or distribution of products making use of the Licensed Trademarks has been authorized by JJ, and any such applications or registrations are in good standing;

(f)	except for the Licensed Trademarks, JJ has the exclusive right to use and sub-license the Licensed Trademarks except to the extent the rights are identified in Schedule B as being nonexclusive;

(g)
with respect to the Licensed Trademarks, JJ has the exclusive right to use and sub-license the Licensed Trademarks in connection with the Product to the extent that JJ has granted to MP in this Agreement;

(h)
no consents of third parties are required in order for the granting of the License, or for Licensed Trademarks to be licensed or sub-licensed to a third party. JJ is not a party to or bound by any contract, agreement or other commitment that limits or impairs its ability to use, reproduce, distribute, transfer, display, assign, convey, encumber, sell, offer to sell or license all or any portion of the Trademarks;

(i)
to the best of JJ’s knowledge, neither the use of the Trademarks nor the conduct of the business of JJ infringes or otherwise violates the intellectual property rights of any other person. JJ has not received any notice, claim or threat to that effect. To the best of JJ”s knowledge, there is no actual or threatened claim by any Person that any Trademark is, or may be, invalid or unenforceable or non-distinctive. No infringement, misuse or misappropriation of the Trademarks has occurred or is occurring;

(j)	the Trademarks are valid and the rights of JJ in the Trademarks are enforceable;

(k)
to the best of JJ”s knowledge, none of the Trademarks are subject to any outstanding order, award, decision, injunction, judgment, decree, stipulation or agreement materially restricting the transfer, use, enforcement or licensing thereof by JJ in the operation of the business of JJ as now conducted or as intended to be conducted; and

(l)	to the knowledge of JJ, there is no actual or threatened challenge to the ownership, validity, use, scope or enforceability of any of the Trademarks.

2.7           MP's General Representations and Warranties.

MP represents, warrants, and covenants to JJ that

(a)
MP is a corporation duly formed and validly existing under the laws of the Province of Ontario, Canada, and holds all required licenses and qualifications required to carry on business in all applicable jurisdictions to fulfill its obligations hereunder;

(b)	the execution, delivery and performance of this Agreement are within its power and capacity and have been duly authorized by all proper and required proceedings;

(c)
MP has full power and authority to execute this Agreement, which has been duly executed and delivered by MP and constitutes the legal, valid and binding obligation of MP, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors' rights and to the fact that specific performance and injunction are equitable remedies available only in the discretion of the court;

(d)
there are no actions, suits or proceedings pending or to the knowledge of MP threatened against or adversely affecting MP in any court or before any federal, state, provincial, municipal, or other governmental department, commission, board, bureau or agency which materially affect the performance of its obligations under this Agreement;

(e)	neither the execution and delivery of this Agreement nor compliance with the terms hereof

(i)  has resulted or shall result in a violation of the terms of the articles, by-laws or resolutions of MP or of any applicable laws applicable to it,

(ii)  has resulted or shall result in a breach of, or constitute a default under, any instrument or agreement to which MP is a party or by which it is bound, or

(iii) requires the approval or any consent of any Governmental Authority except such as has been obtained or may be obtained in the ordinary course of business; and

(f)
MP holds all material licenses, permits, approvals, authorizations and consents from any Person which are required to perform its duties and obligations pursuant to the terms hereof. MP is in good standing with respect to all such permits, approvals, authorizations and consents and none of the same contains any term, provision, condition or limitation which would have a material adverse effect on or materially adversely restrict the performance by the MP of its duties and obligations pursuant to the terms hereof.

2.8           JJ's General Representations and Warranties.

JJ represents, warrants, and covenants to MP that:

(a)
JJ is a corporation duly formed and validly existing under the laws of Nevada and holds all required licenses and qualifications required to carry on business in all applicable jurisdictions to fulfill its obligations under this Agreement;

(b)	the execution, delivery and performance of this Agreement are within its power and capacity and have been duly authorized by all proper and required proceedings;

(c)
JJ has full power and authority to execute this Agreement, which has been duly executed and delivered by JJ and constitutes the legal, valid and binding obligation of JJ, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors' rights and to the fact that specific performance and injunction are equitable remedies available only in the discretion of the court;

(d)
there are no actions, suits or proceedings pending or to the knowledge of JJ threatened against or adversely affecting JJ in any court or before any federal, state, provincial, municipal, or other governmental department, commission, board, bureau or agency which materially affect the performance of its obligations under this Agreement;

(e)
neither the execution and delivery of this Agreement nor compliance with the terms hereof (i) has resulted or shall result in a violation of the terms of the articles, by-laws or resolutions of JJ or of any applicable laws applicable to it, (ii) has resulted or shall result in a breach of, or constitute a default under, any instrument or agreement to which JJ is a party or by which it is bound, or (iii) requires the approval or any consent of any Governmental Authority except such as has been obtained or may be obtained in the ordinary course of business; and

(f)
JJ holds all material licenses, permits, approvals, authorizations and consents from any Person which are required to perform its duties and obligations pursuant to the terms hereof. JJ is in good standing with respect to all such permits, approvals, authorizations and consents and none of the same contains any term, provision, condition or limitation which would have a material adverse effect on or materially adversely restrict the performance by JJ of its duties and obligations pursuant to the terms hereof.

2.9           MP's Obligations

MP covenants and agrees that:

(a)
it shall supply all the ingredients and materials, and all labour, manufacturing equipment and other resources necessary to manufacture and package the Product in its discretion and in accordance with its customary practices;

(b)	it shall develop Product blends that follow the JJ coffee taste profile as set out in the specifications and guidelines provided to MP by JJ from time to time;

(c)
it shall procure coffee beans on the open market with the exception of Jamaican blue beans which will be sourced from JJ’s designee on a basis to be agreed by the Parties at a favourable price (closed nation status);

(d)	MP will set prices of the Product in its discretion, but in a manner that is competitive in the market place within the range of pricing of competitive products per channel;

(e)	it will not to act or omit to act in any manner which may reasonably adversely affect the goodwill attached to and symbolized by any of the Trademarks; and

(f)
it will deliver Product logo/brand designs to JJ for approval, provided that if JJ does not respond to MP within 72 (seventy two) hours of receipt of such material, JJ is deemed to have not given its approval for such logo/brand designs.

2.10           JJ's Obligations.

JJ covenants and agrees that:

(a)
it shall continuously provide MP with any non-confidential information in its possession or to which it becomes aware that may assist MP in the creation, promotion and sale of the Product within the Territory including, without limitation, specific target markets and areas of avoidance and it shall promptly notify MP of any change to such information;

(b)	to provide and cross-promote the Product on all brand communication vehicles including, but not limited to its corporate and related websites, social media outlets and celebrity appearances;

(c)	it will use Product images and copy provided by MP in its promotion of the Product;

(d)
it will provide a minimum of five (5) Marley family-member appearances (i.e., appearances of Rohan Marley, the Chairman of JJ), per year at locations to be agreed upon by the Parties, at the sole cost and expense of JJ; and

(e)	it will provide MP with Product logo and brand design guidelines from time to time.

2.11           No Minimum Volume.

MP is under no obligation to deliver minimum sales volumes or minimum Licensing Fees and there shall be no such similar requirements relating to the manufacture, processing, packaging or sale of the Product.

2.12           No Exclusivity.

Notwithstanding any other provision herein contained, the Parties agree that MP shall have the right and freedom to negotiate and contract from time to time and in its sole discretion and for greater certainty, the Parties agree that there shall be no exclusivity granted by MP to JJ with respect to the subject matter of this Agreement or its conducting similar business in the Territory under the terms and conditions of this Agreement or otherwise. Notwithstanding the foregoing, JJ shall grant exclusivity to MP with respect to the subject matter of this Agreement and, for greater certainty, shall not enter into any arrangements that are similar to or have the potential to compete with, the terms and conditions contained herein.

ARTICLE 3

FEES

3.1	License Fee.

There shall be no License Fee for Product sold by MP to JJ and its Affiliates.  MP shall pay to JJ a License Fee for Product sold to parties other than JJ and its Affiliates calculated as follows:

(a)	$0.06 per capsule for Talkin' Blues products; and

(b)	$0.04 per capsule for all other products.

3.2	Payments.

The License Fee shall be paid in monthly instalments. MP shall prepare statements setting out its calculation of the License Fee in reasonable detail, which shall be prima facie correct absent manifest error.  JJ shall have the right to audit the statements prepared by MP once per year with reasonable notice to MP, and MP shall provide reasonable assistance to JJ in connection with such audits.  JJ shall bear the sole cost of such audits unless the audited License Fee is more than 5% different (higher) than the License Fee as determined by MP, and under such situation MP shall bear all reasonable auditing costs.

ARTICLE 4

CONFIDENTIALITY AND PROPRIETARY INFORMATION

4.1	Confidentiality.

The Parties acknowledge that prior to the date hereof and during the Term of this Agreement, they may have had/will have access to and may have been/be entrusted with Confidential Information, the use by, or the disclosure of which to the general public could be detrimental to the best interests of the Parties. Each Party further acknowledges that the right to maintain the confidentiality of the Confidential Information constitutes a proprietary right which each Party is entitled to protect. Accordingly, each Party covenants and agrees that it will not disclose, reveal or make known any Confidential Information at any time to any partnership, unincorporated association, organization, syndicate, corporation, trust and a trustee, executor, administrator or other legal or personal representative, nor shall any Party use the Confidential Information for any purpose without the prior written consent of the other Party. The covenants and agreements contained in this section shall survive without limitation the termination of this Agreement. JJ expressly acknowledges and agrees that to the extent it is required to disclose information to the public with respect to its relationship with MP under applicable securities laws, JJ will use commercially reasonable efforts to request confidential treatment for such information as MP may request in writing, subject in all cases to applicable securities laws.

4.2	No Rights.

(a)
JJ hereby acknowledges and agrees that all formula, recipe, process and ingredient information of the Product, as well as all technical and quality assurance information, sales data, promotion and marketing plans developed by MP in connection with this Agreement are the sole and exclusive property of MP and JJ acquires no rights to use any such data or information for any purpose.

(b)
All rights, title and interest in and to all intellectual property rights regarding the Product and to any improvement or enhancement thereof, whether or not protectable and whether or not conceived of or made in the course of or as a result of this Agreement, are, will be and will remain the sole and exclusive property of MP.

(c)
JJ hereby assigns all intellectual property rights MP may have or develop with respect to the Product in the course of or as a result of this Agreement to MP and will cause all employees to waive all moral rights they may have or develop in any intellectual property rights directly associated with the Product.

(d)
MP agrees and confirms that it shall have no right to ownership or use of JJ’s Intellectual Property, other than as a result of this Agreement.  "Intellectual Property" means all patents, inventions, patent applications, patent rights (whether patented or not), trademarks, trademark registrations, trade names, brand names, all other names and slogans embodying business or product goodwill (or both), copyright registrations, copyrights (including those in computer programs, software, including all source code and object code, development documentation, programming tools, drawings, specifications and data), software, trade secrets, know-how, mask works, industrial designs, formulae, processes and technical information, including confidential and proprietary information, whether or not subject to statutory registration or protection. MP may not remove, obscure or modify any copyright or other notices included in the Products.  MP shall use reasonable efforts to protect JJ’s Intellectual Property from any use that is not permitted under this Agreement.

ARTICLE 5

INDEMNIFICATION

5.1	Indemnity by JJ.

JJ (in this Section 5.1 the "Indemnifying Party") hereby agrees to indemnify and hold MP, its shareholders, directors, officers, employees, agents, representatives and Affiliates and their respective shareholders, directors, officers and employees (in this Section 5.1, the "Indemnified Party") harmless in respect of any Claim which may be made or brought against an Indemnified Party or which an Indemnified Party may suffer or incur directly or indirectly as a result of, in respect of or arising out of:

(a)
any incorrectness in or breach of any representation or warranty of JJ contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement;

(b)
any breach of or any non-fulfilment of any covenant or agreement on the part of JJ under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; and

(c)	the use by MP of the Trademarks in accordance with the terms and conditions herein.

5.2	Indemnity by MP.

MP (in this Section 5.2 the "Indemnifying Party") hereby agrees to indemnify and hold JJ, its shareholders, directors, officers, employees, agents, representatives and Affiliates and their respective shareholders, directors, officers and employees (in this Section 5.2, the "Indemnified Party") harmless in respect of any Claim which may be made or brought against an Indemnified Party or which an Indemnified Party may suffer or incur directly or indirectly as a result of in respect of or arising out of:

(a)
any incorrectness in or breach of any representation or warranty of MP contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement;

(b)
any breach of or any non-fulfilment of any covenant or agreement on the part of MP under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; and

(c)	the use by MP of the Trademarks other than in accordance with the terms and conditions herein.

5.3	Notice of Claim.

If an Indemnified Party becomes aware of a Claim in respect of which indemnification is provided for pursuant to either of Section 5.1 or 5.2, as the case may be, the Indemnified Party shall promptly give written notice of the Claim to the Indemnifying Party; provided that the failure of any Party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 5.1 or 5.2, as applicable, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give timely notice. Such notice shall specify whether the Claim arises as a result of a claim by a Person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available):

(i)	the factual basis for the Claim; and

(ii)	the amount of the Claim, if known.

5.4	DirectClaims.

In the case of a Direct Claim, the Indemnifying Party shall have 60 days from receipt of notice of the Claim within which to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or before the expiration of such 60 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in accordance with this Agreement.

5.5	Third Party Claims.

In the case of a Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defense of the Claim. If the Indemnifying Party elects to assume such control, the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party's out-of pocket expenses incurred as a result of such participation or assumption. The Indemnified Party shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel at its expense or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defenses). The Indemnified Party shall cooperate in a reasonable manner with the Indemnifying Party so as to permit the Indemnifying Party to conduct such negotiation, settlement and defense and for this purpose shall preserve all relevant documents in relation to the Third Party Claim, allow the Indemnifying Party access on reasonable notice to inspect and take copies of all such documents and require its personnel to provide such statements as the Indemnifying Party may reasonably require and to attend and give evidence at any trial or hearing in respect of the Third Party Claim. If, having elected to assume control of the negotiation, settlement or defense of the Third Party Claim, the Indemnifying Party thereafter fails to conduct such negotiation, settlement or defense with reasonable diligence, then the Indemnified Party shall be entitled to assume such control at the cost of the Indemnifying Party and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that (i) the Indemnified Party is required by applicable law or the order of any court, tribunal or regulatory body having jurisdiction, or (ii) it is necessary in the reasonable view of the Indemnified Party acting in good faith and in a manner consistent with reasonable commercial practices, in respect of (A) a Third Party Claim by a customer relating to a material amount of products or services or (B) a Third Party Claim relating to any contract which is necessary to the ongoing operations of a material portion of the Indemnified Party’s business operations or any material part thereof in order to avoid material damage to the relationship between the Indemnified Party and any of its major customers or to preserve the rights of the Indemnified Party under such an essential contract, to make a payment to any Person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, as the case may be, then the Indemnified Party may make such payment and the Indemnifying Party shall, promptly after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, promptly after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party. If such a payment, by resulting in settlement of the Third Party Claim, precludes a final determination of the merits of the Third Party Claim and the Indemnified Party and the Indemnifying Party are unable to agree whether such payment was unreasonable in the circumstances having regard to the amount and merits of the Third Party Claim, then such dispute shall be referred to and finally settled by binding arbitration from which there shall be no appeal.

5.6	Settlement of Third Party Claims.

If the Indemnifying Party fails to assume control of the defense of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason within a reasonable time after the request therefore.

5.7	Interest on Claims.

The amount of any Claim submitted under Section 5.1, Section 5.2 or Section 5.3 as damages or by way of indemnification shall bear interest from and including the date any Indemnified Party is required to make payment in respect thereof at the prime rate calculated from and including such date to but excluding the date reimbursement of such Claim by the Indemnifying Party is made, and the amount of such interest shall be deemed to be part of such Claim.

ARTICLE 6

TERM AND REVIEW

6.1	Term.

The term ("Term") of this Agreement shall commence on the date first written above and, unless terminated earlier pursuant to the provisions of this Agreement, shall continue for a period of five (5) years. The Term of this Agreement shall automatically renew for successive one (1) year periods subject to termination provisions contained herein, provided that:

a.	JJ shall notify MP if conversations occur with KGM over the life of the License Agreement.

b.	JJ shall not take any action to terminate the Agreement during a standstill period of 12 months from the date of this Agreement.

c.
Should JJ terminate this Agreement or take any action that lessens or diminishes MP’s exclusive license to use the Trademarks within 24 months of the end of the standstill period, JJ shall pay MP $600,000 and shall reimburse MP for any out of pocket costs incurred by MP for inventory or other materials that remain with MP and are unsalable or unusable.  In addition, should JJ terminate this Agreement or take any action that lessens or diminishes MP’s exclusive license to use the Trademarks within 24 months of the end of the standstill period, MP shall have the right, in its sole and absolute discretion, to terminate this Agreement immediately upon written notice to JJ.

The Term shall automatically expire without any required payment pursuant to Section 6.1(c) above (a) upon the mutual written consent of the Parties or (b) in the event of the occurrence of any other act which, by law, would require that the License be terminated.

6.2	Review

The Parties agree to undertake a review of the initiative contemplated by the terms and conditions of this Agreement on an annual basis commencing on or about its first anniversary date.

ARTICLE 7

TERMINATION

7.1	Termination on Default.

Notwithstanding anything contained in this Agreement, if either Party shall default in any material respect in fulfilling any covenant or agreement on its part to be performed hereunder and such default shall not have been cured within thirty (30) days after written notice given by the non-defaulting Party specifying the nature of such default (except in the case of non-payment of License Fees due which shall have a ten (10) day cure period)(or, if such default shall be of such a nature that it cannot be remedied or cured within such thirty (30) day period, such period shall be extended to such time not more than forty-five (45) days after written notice as may be necessary, provided the non-defaulting Party is proceeding with reasonable diligence and good faith to remedy or cure such default) then, in such case, in addition to the non-defaulting Party's other rights and remedies, such Party shall have the right to cancel this Agreement by giving written notice of termination to the defaulting Party to such effect at the end of such period (or extended period, as the case may be) and such notice shall take effect upon receipt.

7.2	AutomaticTermination.

Notwithstanding anything contained in this Agreement, either Party may terminate this Agreement (without the payment of any penalties under Section 6.1(c), except for Section 7.2(d), below) forthwith upon written notice to the other upon the happening of any of the following events:

(a)
the bankruptcy or insolvency or similar proceeding of the other Party whether voluntary or involuntary, that is, the other Party becomes insolvent, makes any assignment for the benefit of its creditors, is adjudged bankrupt, or if a receiver or a trustee of the other Party's property or undertaking is appointed;

(b)	the winding-up, dissolution or liquidation of the other Party, whether voluntary or involuntary;

(c)	the seizure or attachment of a substantial portion of the property, assets or undertaking of the other Party; or

(d)
the commencement of litigation proceedings involving MP's use of the Trademarks, as a result of the granting of the License or in connection with any of the terms and conditions contained herein (which shall be a terminating right in favour of MP only).

7.3	Termination Without Cause

Notwithstanding anything contained herein, MP shall have the right to terminate this Agreement for any reason upon ninety (90) days written notice to JJ.  Upon such termination under this Section, no payments under Section 6.1(c) shall be due.

7.4	Return of Confidential Information.

Upon the termination of this Agreement, each Party shall, within thirty (30) days from the effective date of termination, return to the possession of the other Party all Confidential Information of the other Party and all copies, notes or compilations of such information. The Parties shall not copy nor reproduce, in whole or in part, such data, studies or other material without the prior written consent of the other Party; provided that either Party may make one copy of all of the foregoing and deliver the same to the custody of its legal advisors who shall be instructed only to disclose the contents thereof in the context of legal proceedings or dealings with any Governmental Authority.

7.5	Purchase of Product

In the event of termination of this Agreement for any reason, JJ shall be obligated to purchase any unsold Product including, without limitation, any raw or packaged materials at a cost as mutually determined by the Parties acting reasonably.

ARTICLE 8

RECALLS

8.1	Recalls and Withdrawals.

If MP determines, in its sole discretion, or based on a bona fide recommendation from a Governmental Authority, that consideration shall be given to undertake a market withdrawal or recall of a Product, MP shall have the right to carry out such action in its sole discretion and the Parties agree to cooperate fully in connection with any such withdrawal or recall. In the event that such action results from an act or omission by JJ, JJ shall be obligated to pay all costs and expenses relating to such market withdrawal or recall. Subject to carrying out its obligations under this Section 8.1, MP shall have no obligation to pay other costs, expenses or other amounts claimed by JJ or any other Indemnified Party hereunder related to JJ.

In the event of a recall, no press release, interview or statement shall be made in connection with such recall, without the prior written consent of the other Party, which consent will not be unreasonably withheld.

ARTICLE 9

GENERAL

9.1	Restriction on Assignment.

Neither Party may assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party, provided that MP may assign or subcontract all or any part of this Agreement to any Affiliate or to any successor to its business without the consent of JJ. This Agreement shall endure to the benefit of the Parties and their respective successors and permitted assigns and shall be binding upon the Parties and their respective successors and assigns. A Change of Control (whether in law or in fact) of JJ shall be deemed an assignment by JJ for the purposes of this section.

9.2	Non-Publicity

[Intentionally removed.]

9.3	Governing Law.

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

9.4	Notices.

All notices required or permitted hereunder shall be in writing and shall be deemed to be sufficiently given if mailed by registered or certified mail, postage prepaid, or delivered by hand or sent by email, or sent by facsimile, and addressed if to MP, at:

Tom Prychitka
2531 Stanfield Road
Mississauga, Ontario
L4Y 1S4
tprychitka@mother-parkers.com

if to JJ, at:

Brent Toevs
4730 Tejon St., Denver,
Colorado 80211
brent@marleycoffee.com

Either Party may give notice to the other Party in the manner herein provided of a change in its address for notice. Any notice or other written matter shall be deemed to have been given and received: if mailed, on the fifth (5th) Business Day following the date of mailing; if delivered by hand, on the date of delivery; and, if sent by facsimile and email, on the Business Day following the sending of the notice; provided that during an interruption in regular postal service in Canada, all such notices or other written matters shall be delivered by hand or sent by facsimile and by email.

9.5	Marketing Support

MP shall allocate, annually (every 12 months), $100,000.00. These funds will be used for marketing activities mutually agreed to by MP and JJ.

9.6	Non-Waiver and Remedies Cumulative.

Any waiver or condoning by one Party of any breach of this Agreement by the other Party shall not operate as a waiver or condoning of any subsequent breach of this Agreement by the other Party. No delay or omission by either Party in exercising any right or power hereunder will impair such right or power or be construed to be a waiver thereof. A waiver by either Party of any provision hereof or of any breach hereunder must be in writing signed by the waiving Party. Except as otherwise provided in this Agreement, all remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity, or otherwise.

9.7	Entire Agreement.

This Agreement constitutes the entire agreement between the Parties relative to the subject matter hereof and supersedes all earlier agreements, arrangements or understandings in that regard, written or oral. This Agreement may not be amended except by an instrument in writing duly executed by the Party against whom the amendment is sought to be enforced.

9.7	Relationship Among Parties

The Parties are entering into this Agreement as independent contractors, in accordance with and subject to the terms of this Agreement. Nothing in this Agreement constitutes either Party to be an agent or partner of the other Party in any respect, and neither Party shall have any authority whatsoever with respect to the property or business of the other except as expressly provided in this Agreement.

9.8	Severability.

If any provision of this Agreement is adjudicated to be invalid or unenforceable, in whole or in part, then such provision, or part thereof, shall be deemed amended to delete therefrom the objectionable portion and the remaining portions of this Agreement shall continue to remain in full force and effect.

9.9	Counterparts

This Agreement may be signed in counterparts (including by facsimile counterparts) and each counterpart 'shall constitute an original document, and all counterparts, taken together, shall constitute an original document.

9.10	Costs

The Parties each agree to bear their own costs associated with the preparation and execution of this Agreement.

9.11	No Consequential Damages

MP shall not be liable for any incidental, consequential, indirect, special or punitive damages, or loss of profits, as a consequence of the performance or non-performance of this Agreement.

9.12
Equitable Remedies. The Parties acknowledge and agree that, in the event a Party breaches any of its obligations under this Agreement (a) the other Party may suffer substantial, immediate and irreparable harm, (b) the other Party shall not have an adequate remedy at law for money damages in the event of any such failure and (c) that in the event of any such failure, the other Party may be entitled to (i) specific performance, injunctive and other equitable relief to compel the breaching Party to comply with its obligations in accordance with the terms and conditions of this Agreement and (ii) any other remedy to which the other Party may be entitled at law or in equity (without the necessity of posting of a bond).

9.13
Form and Construction. The headings used in this Agreement are for convenience of reference only and do not constitute substantive matter to be considered in construing the terms of this Agreement. As used in this Agreement, the masculine gender shall include the feminine and the singular form of words shall include the plural, or vice versa, as necessary in order that this Agreement may be interpreted so as to conform to the subject matter actually existing. The language of this Agreement shall be construed as a whole and not strictly for or against any of the Parties regardless of who drafted or was principally responsible for drafting this Agreement or any of its specific terms or conditions.

9.14	Further Assurances

The Parties agree to do or cause to be done all acts or things necessary to implement and carry this Agreement into effect to its full extent.

[Signatures on next page]

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above.

MOTHER PARKER'S TEA & COFFEE INC.

Per: /s/ Tom Prychitka

Name: Tom Prychitka

Title: CFO & Vice President Shared Services

JAMMIN JAVA CORP.

Per: /s/ Brent Toevs

Name: Brent Toevs

Title: CEO

SCHEDULE A

NON-DISCLOSURE AGREEMENT

[Provided separately.]

SCHEDULE B

TRADEMARKS

Owned Trademarks

None.

Licensed Trademarks

1.	MARLEY COFFEE

2.	MARLEY COFFEE STIR IT UP

3.

4.

Licenses or Sublicenses of Trademarks by JJ to others